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                         INDEPENDENT AUDITOR'S CONSENT


We consent to the use in the Pre-Effective Amendment No. 1 to Registration Statement on Form SB-2 and related Prospectus of Premier Concepts, Inc. of our report dated April 5, 1996, accompanying the financial statements of Premier Concepts, Inc. contained in such Registration Statement, and to the use of our name and the statements with respects to us, as appearing under the heading "Experts" in the Prospectus.



HEIN + ASSOCIATES LLP
Denver, Colorado
February 17, 1997